EXHIBIT 21
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                              List of Subsidiaries

                   Registrant: First Bancorp of Indiana, Inc.

                                 Percentage          Jurisdiction or
       Subsidiaries               Ownership      State of Incorporation
--------------------------       ----------      ----------------------

First Federal Savings Bank           100%             United States

                           First Federal Savings Bank

                                 Percentage          Jurisdiction or
       Subsidiaries               Ownership      State of Incorporation
--------------------------       ----------      ----------------------

FFSL Service Corporation, Inc.       100%                Indiana

FFSB Financial Corporation           100%                Indiana